Exhibit 10.1

PROMISSORY NOTE

$100,000.00	Dated: November 5, 2007

        FOR VALUE RECEIVED, the undersigned, Protexx, Inc. and its subsidiaries, including but not limited to 22THEN LLC (collectively, the “Borrower”), HEREBY PROMISES TO PAY to the order of WidePoint Corporation (the “Lender”) UPON DEMAND on an Event of Default as further defined in the Revolving Line of Credit Agreement or upon Final Maturity (as hereinafter defined) the principal sum of One Hundred Thousand Dollars ($100,000.00) or, if less, the aggregate principal amount of the advances made by Lender to Borrower (each, an “Advance”), with such payment being guaranteed by Peter Letizia, individually (“Guarantor”), pursuant to that certain Revolving Line of Credit Agreement, dated as of November 5, 2007, between Borrower and Lender (as amended or modified from time to time, the “Credit Agreement”) (capitalized terms defined therein and not otherwise defined herein being used herein are therein defined).

        Borrower and Guarantor promise to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

        Both principal and interest are payable in lawful money of the United States of America to the Lender, at its office located at One Lincoln Center, R.E., Suite 1100, Oakbrook Terrace, Illinois, 60181, or at such other address as the Lender may specify in writing from time to time, in same-day funds. Each Advance owing to Lender by Borrower and Guarantor pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

        This Promissory Note is the Promissory Note referred to in, and is entitled to the benefits of, the Credit Agreement and secured by a Security Agreement also referred to in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above-mentioned, the indebtedness of the Borrower and Guarantor resulting from each such Advance being evidenced by this Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

[The next page is the signature page.]

        IN WITNESS WHEREOF, each of the Borrower and Guarantor has caused its duly authorized officer to sign and deliver this Promissory Note with the intent to be legally bound hereby, as of November 2, 2007.

WITNESS:	PROTEXX, INC.
/s/ Bruce Nachman	By: /s/ Peter Letizia
Name: Bruce Nachman	Name: Peter Letizia
Title: CEO/President
WITNESS:	22THEN LLC
/s/ Bruce Nachman	By: /s/ Peter Letizia
Name: Bruce Nachman	Name: Peter Letizia
Title: CEO/President
WITNESS:	GUARANTOR
/s/ Bruce Nachman	/s/ Peter Letizia
Name: Bruce Nachman	Peter Letizia, Individually

Acknowledged and Accepted:

WIDEPOINT CORPORATION

By:  /s/ James McCubbin
Name:  James McCubbin
Title:  V.P. and C.F.O.

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By